INDEPENDENT AUDITORS' CONSENT

The Sponsor, Trustee and the Unitholders of
Voyageur Unit Investment Trust, Series 1, Series 2 and Series 3:


     We consent to the use of our reports included herein and to the reference of our Firm under the heading "Independent Auditors" in Part Two of the Prospectus.




                                        KPMG Peat Marwick LLP



Minneapolis, Minnesota
November 21, 1995